Exhibit 3d

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMPAL-AMERICAN ISRAEL CORPORATION


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

We, the undersigned, being President and Secretary of Ampal-American Israel

Corporation, do hereby certify as follows:

               1. The name of the Corporation is AMPAL-AMERICAN ISRAEL

CORPORATION (the "Corporation"). The name under which the Corporation was formed is Ampal-American Palestine Trading Corporation.

               2. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of New York on the 6th day

of February, 1942.

               3. The Certificate of Incorporation of the Corporation, as

restated and filed in the Office of the Secretary of State of the State of New

York on the 29th day of December, 1982, and as subsequently amended by a

Certificate of Amendment filed in the Office of the Secretary of State of the

State of New York on March 18, 1983, (the "Restated Certificate of

Incorporation") is hereby amended by the addition of a new paragraph EIGHTH to the Restated Certificate of Incorporation which shall read in its entirety as follows:


                      EIGHTH: The personal liability of the directors of the
               Corporation is hereby limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended or supplemented."


               4. This amendment to the Restated Certificate of Incorporation was authorized by a vote of the Board of Directors dated May 11, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, at a meeting of the shareholders of the Corporation duly called and held on the 13th day of July, 1988, a quorum being present.

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

                      IN WITNESS WHEREOF, we have executed this Certificate and

affirm the truth of the statement herein set forth under penalties of perjury this 14th day of July, 1988.


                                                  /s/ Michael Arnon
                                                   -----------------------------
                                                   Michael Arnon, President



                                                  /s/ Lawrence Lefkowitz
                                                   -----------------------------
                                                   Lawrence Lefkowitz, Secretary









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